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                                                                  Exhibit 23






                        CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-48128 and No. 33-53327) and Form S-8 (No. 33-51817, No. 33-43918, No. 2-74004,
No. 33-51821 and No. 33-36339) of E. I. du Pont de Nemours and Company of our report dated February 16, 1995 appearing on page 38 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.






PRICE WATERHOUSE LLP



Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103
March 20, 1995